UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2010
Stanley Furniture Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1641 Fairystone Park Highway, Stanleytown, Virginia	24168

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (276) 627-2000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 2, 2010, the Registrant entered into a First Amendment to Second Amended and Restated Note Purchase and Private Shelf Agreement (the “Note Agreement Amendment”) with The Prudential Insurance Company of America, and the other holders of Notes defined therein.
The Note Agreement Amendment provides for relaxed financial covenants to apply through the second quarter of 2011. In addition to the existing relaxed financial covenants, the Note Agreement Amendment requires that the Registrant’s loss before interest, tax expense, depreciation and amortization not exceed $10 million for the cumulative four quarter period ending with the second quarter of 2011. Pursuant to the terms of the Note Agreement Amendment, the Registrant has also agreed to maintain unrestricted cash on hand of at least $5 million at all times through the second quarter of 2011.
The foregoing summary is qualified in its entirety by reference to the Note Agreement Amendment, a copy of which is filed as Exhibit 4.01 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
4.01 First Amendment to Second Amended and Restated Note Purchase and Private Shelf Agreement, dated as of August 2, 2010, among the Registrant, The Prudential Insurance Company of America and other holders of Notes named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.
Date: August 6, 2010	By:	s/Douglas I. Payne
Douglas I. Payne
Executive Vice President, Finance and Administration